UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 25, 2012

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1090 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2012, Ken Goldman notified Fortinet, Inc. (the “Company”) that he is resigning as Chief Financial Officer of the Company, leaving effective October 19, 2012, to join Yahoo! Inc. as Chief Financial Officer. The timing of this filing is based on Yahoo!'s agreement to hire Mr. Goldman and their announcement from today. The Company has appointed Nancy Bush, the Company's current Vice President, Worldwide Corporate Controller, as interim Chief Financial Officer, effective immediately, and is initiating a search for a Chief Financial Officer, considering internal and external candidates. Prior to joining the Company, Ms. Bush was Vice President of Finance at ArcSight, Inc., a leading security information management company that was acquired by Hewlett-Packard in October 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: September 25, 2012	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel